Exhibit 99.1

NEWS RELEASE

Investor information contact:
Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Media contact:
Lauren Dyke, ICF, lauren.dyke@icf.com, +1. 571.373.5577

ICF TO HOST INVESTOR DAY ON DECEMBER 3, 2019

FAIRFAX, Va. — December 2, 2019—ICF (NASDAQ:ICFI), a global consulting and digital services provider, today announced that its Investor Day will take place on Tuesday, December 3, 2019 in New York City.

Members of the company’s leadership team will present and participate in panels to provide further insight into its diversified portfolio and discuss the key growth catalysts in its government and commercial markets. Amongst the long-term growth trends and opportunities that will be covered are: government spending, disaster recovery and mitigation, the electric utility market and resilience, and ICF’s cross-cutting capabilities in technology and digital engagement.

A live audio webcast will begin at 2:30 p.m. on December 3, 2019. To participate on the webcast, please register at https://services.choruscall.com/links/icfi191203.html at least 15 minutes prior to the live event and download and install any necessary software. An archive will be available at the above address for one month following the live event.

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About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.